                                                                   EXHIBIT 10.40

                                  WAIVER NO. 2
                                       to
                                CREDIT AGREEMENT

     WAIVER NO. 2 (this "WAIVER NO. 2"), dated as of December 31, 2002, by and between META GROUP, INC., a Delaware corporation (the "BORROWER") and THE BANK OF NEW YORK (the "BANK").

                                    RECITALS

     A. The Bank and the Borrower entered into that certain Amended and Restated Credit Agreement, dated as of November 5, 2001, as amended by that certain Amendment No. 1 and Waiver No. 1 to Credit Agreement between the Bank and the Borrower, dated as of March 26, 2002 (as the same may be further amended from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings therein defined.

     B. The Borrower has requested that the Bank waive violations of certain covenants which have occurred prior to the date hereof.

     C. Subject to the terms and conditions set forth herein, the Bank is willing to agree to such waivers as more particularly hereinafter set forth.

          In consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, it is agreed as follows:

     I.   WAIVERS

          1.   Compliance with the provisions of subsections (a), (b), (c) and
(d) of Section 7.11 of the Credit Agreement, as in effect immediately on the date hereof, is irrevocably waived with respect to the fiscal quarters ending on September 30, 2002 and December 31, 2002.

     II.  REPRESENTATIONS

          1. The Borrower has heretofore delivered to the Bank copies of the audited consolidated balance sheets of the Borrower as of December 31, 2001 and the related consolidated statements of operations, stockholder's equity and cash flows for the fiscal years then ended (with the related notes and schedules, the "FINANCIAL STATEMENTS"). The Financial Statements fairly present the consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the notes thereto, neither the Borrower nor any of its

Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, Contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since the date of the Financial Statements, the Borrower has conducted its business only in the ordinary course and there has been no Material Adverse Change.

          2.   All representations and warranties of the Borrower set forth in
Section 4 of the Credit Agreement are true and correct as of the date hereof.

     III. MISCELLANEOUS

          1. The Borrower shall pay all of the Bank's expenses (including the reasonable fees and disbursements of Special Counsel) in connection with this Waiver No. 2.

          2. In order to induce the Bank to execute this Waiver No. 2, the Borrower hereby (i) certifies that, except for the events that are waived herein, no Default or Event of Default exists under the Credit Agreement, (ii) reaffirms and admits the validity and enforceability of the Loan Documents and its obligations thereunder, and (iii) agrees and admits that it has no valid defenses to or offsets against any of its obligations under the Loan Documents as of the date hereof.

          3. In all other respects, the Credit Agreement and the other Loan Documents shall remain in full force and effect, and no waiver contained herein with respect to any certain time period or any certain Section of the Credit Agreement shall be deemed to be a waiver with respect to any other time period or any other Section of the Credit Agreement.

          4. This Waiver No. 2 may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Waiver No. 2 to produce or account for more than one counterpart containing the signature of the party to be charged.

          5. This Waiver No. 2 is being delivered in and is intended to be performed in the State of New York and shall be construed and is enforceable in accordance with, and shall be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

          6. This Waiver No. 2 shall be subject to such conditions and limitations as are specified herein, and the rights of the parties under the Credit Agreement and the other Loan Documents shall be otherwise unaffected.

     IN WITNESS WHEREOF, the parties have caused this Waiver No. 2 to be duly executed as of the date first written above.


                                        META GROUP, INC.


                                        By:   /s/ John A. Piontkowski
                                             ----------------------------------
                                             John A. Piontkowski
                                             Chief Financial Officer


                                        THE BANK OF NEW YORK


                                        By:   /s/ Richard L. Winkley
                                             ----------------------------------
                                             Richard L. Winkley
                                             Vice President